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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Integrity Music, Inc.

Integrity Music Europe Limited

Integrity Music Pty. Ltd.

Integrity Media Asia Pte. Ltd.

Celebration Hymnal LLC


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